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                                  EXHIBIT 10.5

                        AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of the 31st day of December, 1998 by and between GENELINK, INC., a Pennsylvania corporation (the "Company"), and JOHN R. DEPHILLIPO ("Executive").

                                   BACKGROUND

         The Company and Executive are parties to an Employment Agreement dated as of February 24, 1998 (the "Original Employment Agreement"), pursuant to which Executive is employed as president and chief executive officer of the Company.

         The parties hereto desire to amend the Employment Agreement as further set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Amendment to Paragraph 3(d). Paragraph 3(d) of the Original Employment Agreement is hereby amended to read in its entirety as follows:

         "(d) Repayment of Loans. Executive may pay any loans or advances made to him by the Company using cash, Company Shares, options to acquire Company Shares, or any combination, by December 31, 2003, unless extended by the Company."

         2. Full Force and Effect. Except as expressly amended hereby, the Original Employment Agreement shall remain valid, binding and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                                 /s/ John DePhillipo
                                                 ----------------------
                                                 JOHN DEPHILLIPO


                                                 GENELINK, INC.


                                                 By: /s/ John R. DePhillipo
                                                    -----------------------




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